SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
             (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to
      Section 240.14a-11(c) or Section 240.14a-12

                              The Beard Company
              (Name of Registrant as Specified in its Charter)

                       _______________________________
                  (Name of Person(s) Filing Proxy Statement
                        if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   Title of each class of securities to which transaction applies:
         _________________________________________________

   Aggregate number of securities to which transaction applies:
         _________________________________________________
   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _________________________________________________
   Proposed maximum aggregate value of transaction:
         _________________________________________________
   Total fee paid:  ________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    Amount previously paid:________________
    Form, Schedule or Registration Statement No.:__________________
    Filing Party:_________________________________
    Date Filed:_______________________________

                                    NOTICE OF

                                 ANNUAL MEETING

                                 OF STOCKHOLDERS

                                   TO BE HELD

                                  JUNE 20, 2002

                               AND PROXY STATEMENT


                                THE BEARD COMPANY

                                THE BEARD COMPANY
                           Enterprise Plaza, Suite 320
                              5600 North May Avenue
                          Oklahoma City, Oklahoma 73112

                                                                  May 17, 2002

Dear Stockholders:

     We invite you to attend the annual meeting of stockholders of The Beard Company (the "Company") which will be held in Oklahoma City on Thursday, June 20, 2002. The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.

     After completing the business of the meeting, including the election of one director, we will discuss fiscal year 2001 activities and the current outlook for the Company. There will be a period for questions and for discussion with your directors and officers.

     If you plan to be present, please notify the Secretary of the Company so that the necessary arrangements can be made for your attendance. Regardless of whether you plan to personally attend, it is important that your shares be represented at this meeting. Please date, sign and return your proxy card in the enclosed envelope at your earliest convenience.


               W. M. BEARD                         HERB MEE, JR.
                Chairman                             President

                                THE BEARD COMPANY
                           Enterprise Plaza, Suite 320
                              5600 North May Avenue
                          Oklahoma City, Oklahoma 73112

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             Thursday, June 20, 2002

TO THE STOCKHOLDERS OF THE BEARD COMPANY:

     You are hereby notified that the Annual Meeting of Stockholders of The Beard Company (the "Company") will be held on June 20, 2002 at 9:00 a.m. in the Chapter Room of the The Waterford Marriott Hotel, located at 6300 Waterford Boulevard, Oklahoma City, Oklahoma 73118, for the purpose of considering and voting upon the following matters:

(1)  The election of one (1) director of the Company for a three (3) year term.

(2) The approval of the appointment of Cole & Reed, P.C. as independent auditors of the Company for fiscal year 2002.

(3) Such other business as may properly come before the meeting or any adjournment thereof.

     The transfer books will not be closed, but only stockholders of record at the close of business on May 3, 2002 will be entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at the offices of the Company, Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma.

     You are cordially invited to attend the meeting. Even if you plan to attend, you are requested to date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope. You may revoke your proxy at any time prior to exercise.

                                        By Order of the Board of Directors

                                        REBECCA G. WITCHER
                                        Rebecca G. Witcher
                                        Secretary

Oklahoma City, Oklahoma
Dated May 17, 2002

                                THE BEARD COMPANY
                           Enterprise Plaza, Suite 320
                              5600 North May Avenue
                          Oklahoma City, Oklahoma 73112

                                 PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of The Beard Company ("Beard" or the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held June 20, 2002. It is first being mailed to stockholders on or about May 17, 2002. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     A person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary in person, or by written notification actually received by the Secretary, or by subsequently granting a later dated proxy relating to the same shares, at any time prior to its being exercised.

     The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. It is possible that further solicitation of proxies will be made by telephone or oral communication with some stockholders of the Company following the original solicitation. All such further solicitations will be made by regular employees of the Company who will not be additionally compensated therefor, and the cost will be borne by the Company.

     THE COMPANY'S ANNUAL REPORT ON SECURITIES AND EXCHANGE COMMISSION FORM 10-K (THE "FORM 10-K") INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, IS INCLUDED HEREWITH.



                          VOTING SECURITIES OUTSTANDING

     As of March 31, 2002, 1,828,845 shares of common stock and 27,838 shares of preferred stock of the Company had been issued and were outstanding. Each share of common stock is entitled to one vote on all matters presented at the meeting. Each share of preferred stock is entitled to one vote for each full share of common stock into which it would have been convertible had it been convertible on the record date (4.06413194 shares). Accordingly, a total of 1,941,982 votes are entitled to be cast at the meeting, and the holders of the preferred stock are entitled to cast 17.88% of such votes. Only holders of common stock and preferred stock of record at the close of business on May 3, 2002, will be entitled to vote at the meeting.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the name and address of each shareholder who is known to the Company to own beneficially more than 5% of Beard's outstanding common stock or preferred stock, the number of shares beneficially owned by each and the percentage of outstanding common or preferred stock so owned as of March 31, 2002. Unless otherwise noted, the person named has sole voting and investment powers over the shares reflected opposite his name.

                                               Number of                   Number of                         Combined
                                               Preferred                     Common                         Common and
                                              Shares and                   Shares and                       Preferred
                                              Nature of      Percent      Nature of        Percent            Voting
             Name and Address                  Ownership     of Class      Ownership      of Class (8)    Percentage (8)
             ----------------                  ---------     --------      ---------      ------------    --------------
John Hancock Financial Services,
Inc. ("Hancock")...........................     27,838       100.00%     234,030(1)(2)      12.80%(2)         17.88%
57th Floor
200 Clarendon Street
Boston, Massachusetts 02117

Dimensional Fund Advisors, Inc.............      None          0.00%     112,296(3)          6.14%             5.78%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

The Beard Group 401(k) Trust
c/o InvesTrust, N.A., Trustee..............      None          0.00%     206,741(4)         11.30%            10.65%
6301 N. Western, Suite 210
Oklahoma City, OK 73118

W. M. Beard ...............................      None          0.00%     659,644(5)         35.88%            33.80%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112

Lu Beard ..................................      None          0.00%     241,639(6)         13.21%            12.44%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112

Herb Mee, Jr. .............................      None          0.00%     347,294(7)         18.80%            17.72%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112
________________

(1)  Shares are held by Hancock on behalf of itself and affiliated entities.

(2)  Excludes  the  Beard  preferred  shares  which  will  collectively   become
     convertible into 5.83% of the outstanding common stock (after conversion) on January 1, 2003 to the extent not previously redeemed or converted.

(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 112,296 shares as of December 31, 2001, all of which shares are held in portfolios of investment companies and commingled group trusts and separate accounts which Dimensional serves as investment advisor or investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4) Represents shares owned by The Beard Group 401(k) Trust (the "401(k) Trust") at March 31, 2002. Shares held by the 401(k) Trust are owned by the participating employees, each of whom has sole voting and investment power over the shares held in his or her account. Includes 58,389 and 133,626 shares held for the accounts of Messrs. Beard and Mee, respectively.

(5) Includes 178,754 shares owned directly by Mr. Beard as to which he has sole voting and investment power; 240,380 shares (or 13.14%) owned by the William M. Beard and Lu Beard 1988 Charitable Unitrust (the "1988 Unitrust"), of which Mr. Beard and his wife, Lu Beard, serve as co-trustees and share voting and investment power; 36,214 shares held by the William M. Beard Irrevocable Trust "A," 51,324 shares held by the William M. Beard Irrevocable Trust "B," and 62,661 shares held by the William M. Beard Irrevocable Trust "C" (collectively, the "Beard Irrevocable Trusts") of which Messrs. Beard and Herb Mee, Jr. are trustees and share voting and investment power; 5,053 shares each held by the John Mason Beard II Trust and by the Joseph G. Beard Trust as to which Mr. Beard is the trustee and has sole voting and investment power; 2,442 shares held by the Rebecca Banner Beard Lilly Living Trust as to which Mr. Beard is a co-trustee and shares voting and investment power with his daughter; 58,389 shares held by The Beard Group 401(k) Trust (the "401(k) Trust") for the account of Mr. Beard as to which he has sole voting and investment power; and 9,999 shares held by B & M Limited, a general partnership, of which Mr. Beard is a general partner and shares voting and investment power with Mr. Mee. Also includes 9,375 shares subject to presently exercisable options. Excludes 1,259 shares owned by his wife as to which Mr. Beard disclaims beneficial ownership.

(6) Represents 240,380 shares owned by the 1988 Unitrust, of which Mr. Beard and Mrs. Beard serve as co-trustees and share voting and investment power. Also includes 1,259 shares owned directly by Mrs. Beard as to which she has sole voting and investment power.

(7) Includes 15,678 shares owned directly by Mr. Mee as to which he has sole voting and investment power; 14,422 shares held by Mr. Mee and Marlene W. Mee, his wife, as joint tenants as to which he shares voting and investment power with Mrs. Mee, 4,999 shares held by Mee Investments, Inc., as to which Mr. Mee has sole voting and investment power; 9,999 shares held by B & M Limited as to which Mr. Mee shares voting and investment power with Mr. Beard but as to which Mr. Mee has no present economic interest; and 133,626 shares held by the 401(k) Trust for the account of Mr. Mee as to which he has sole voting and investment power. Also includes 150,199 shares held by the Beard Irrevocable Trusts as to which Mr. Mee is a co-trustee and shares voting and investment power with Mr. Beard but as to which Mr. Mee has no pecuniary interest and disclaims beneficial ownership. Also includes 18,371 shares subject to presently exercisable options. Excludes 33 shares owned by Mrs. Mee, as to which Mr. Mee disclaims beneficial ownership.

(8) All percentages reflected above exclude 295,053 common shares held by the Company as treasury stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the number of shares of Beard common stock beneficially owned by each director and nominee, the Chief Executive Officer ("CEO"), each named executive officer and by all directors and executive officers as a group and the percentage of outstanding common stock so owned as of March 31, 2002.

                                                    Amount and
                                                     Nature of
                                                    Beneficial           Percent
               Name and Address                      Ownership         of Class (7)
               ----------------                      ---------         ------------
W. M. Beard ..............................          659,644(1)            35.88%
Herb Mee, Jr. ............................          347,294(2)            18.80%
Ford C. Price ............................           13,998(3)              ---(6)
Allan R. Hallock .........................            1,875(4)              ---(6)
Harlon E. Martin, Jr......................              750                 ---(6)
All directors and executive
    officers as a group (7 in number).....          863,696(5)            46.19%
_______________

(1)  See  footnote  (5) to  table  "Security  Ownership  of  Certain  Beneficial
     Owners."

(2)  See  footnote  (7) to  table  "Security  Ownership  of  Certain  Beneficial
     Owners."

(3) Includes 7,799 shares owned directly by Mr. Price and 2,449 shares held by an IRA for the benefit of Mr. Price, as to all of which he has sole voting and investment power, and 3,750 shares held by the FCP Trust as to which he has shared voting and investment power.

(4) Represents shares held directly by Mr. Hallock as to which he has sole voting and investment power.

(5) Includes 449,127 shares as to which directors and executive officers have sole voting and investment power and 414,569 shares as to which they share voting and investment power with others.

(6)  Reflects ownership of less than one (1) percent.

(7)  See  footnote  (8) to  table  "Security  Ownership  of  Certain  Beneficial
     Owners."


                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

     The Company's Certificate of Incorporation (the "Certificate") provides for a Board of Directors of not more than nine nor less than three directors, including one director elected by the preferred stockholders, as determined from time to time by the Board. The Certificate also provides that the portion of the Board of Directors which is elected by the Beard common stockholders shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year.

     At the meeting, one director is to be elected by the common stockholders for a three-year term expiring at the date of the Annual Meeting of Stockholders in 2005. The term of Mr. W. M. Beard expires this year, and he will be the nominee for the term expiring in 2005. The Beard preferred stockholders filled the directorship vacancy which they were entitled to fill in February 1994 by the election of Michael E. Carr, who resigned effective February 1, 2002. To date the sole remaining preferred stockholder has not elected to fill such vacancy.

     It is the intention of the persons named in the accompanying form of Proxy to vote Proxies for the election of the above-named nominee. Mr. Beard has served continuously as director of the Company or of its predecessors since first elected. In the event that he should for some reason, presently unknown, fail to stand for election, the resulting vacancy would be filled at such time as the board finds a suitable candidate. The election of a director at this meeting will be by plurality vote. The director elected at the Annual Meeting will serve for a three-year term and until his successor is elected and qualified, in accordance with the provisions of the Certificate and the Company's By-Laws.

     Certain information with respect to the nominee for director and four directors whose terms do not expire this year is as follows:

Nominee for Election for a Term of Three Years Expiring in 2005:
Nominee (age), year first became a Director of Beard or Beard Oil:

W. M. Beard (73), 1974
----------------------

     W.M. Beard has served Beard as its Chairman of the Board and Chief Executive Officer since December 1992. He previously served as Beard's President and Chief Executive Officer from the Company's incorporation in October 1974 until January 1985. He has served Beard Oil as its Chairman of the Board and Chief Executive Officer since its incorporation. He has also served as a director of Beard and Beard Oil since their incorporation. Mr. Beard has been actively involved since 1952 in all management phases of Beard and Beard Oil from their inception, and as a partner of their predecessor company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ABOVE NOMINEE.

Directors to Continue in Office with Terms Expiring in 2003:

Allan R. Hallock (72), 1986
---------------------------

     Allan R. Hallock was elected a director of Beard in July 1993. He served as a director of Beard Oil from December 1986 until October 1993. Mr. Hallock is currently an independent consulting geologist. He served as Vice President and Exploration Manager of Gemini Corporation from 1970 until December 1986.


Ford C. Price (65), 1988
------------------------

     Ford C. Price was elected a director of Beard in July 1993. He served as a director of Beard Oil from June 1987 until October 1993. From 1961 until 1986 Mr. Price served in various capacities with The Economy Company, a privately-held schoolbook publishing company, last serving as its Chairman of the Board and Chief Executive Officer. Mr. Price is a private investor.

Directors to Continue in Office with Terms Expiring in 2004:

Harlon E. Martin, Jr. (54), 1997
--------------------------------

     Harlon E. Martin, Jr. was elected a director of Beard in October 1997 to fill the directorship vacancy created by the death of W. R. Plugge. Mr. Martin has served as the principal of H. E. Martin & Company, a Houston investment banking firm, since its founding in 1990. He was a co-founder of GTM Securities Corp. in 1985 and served as a principal of such firm until 1989. H. E. Martin & Company is not a parent, subsidiary, or other affiliate of Beard.

Herb Mee, Jr. (73), 1974
------------------------

     Herb Mee, Jr. has served as Beard's President since October 1989 and as its Chief Financial Officer since June 1993. He has served as President of Beard Oil Company ("Beard Oil"), the predecessor to Beard, since its incorporation, and as its Chief Financial Officer since June 1993. He has also served as a director of Beard and Beard Oil since their incorporation. Mr. Mee served as President of Woods Corporation, a New York Stock Exchange diversified holding company, from 1968 to 1972 and as its Chief Executive Officer from 1970 to 1972.

     There is no family relationship between any of the directors or executive officers of the Company.

Committees of the Board of Directors

     The Company has standing Audit and Compensation Committees. Mr. Price serves as chairman and Messrs. Hallock and Martin serve as members of the Audit Committee which met two times in 2001. Mr. Hallock serves as chairman and Messrs. Martin and Price serve as members of the Compensation Committee which met once in 2001. During 2001, the Board of Directors met four times. All of the directors except Mr. Hallock attended more than 75% of the aggregate of all meetings of the Board of Directors and committees on which they served during 2001.

     The principal functions of the Company's Audit Committee are set forth in its formal written charter, a copy of which was attached as Exhibit "A" to the Proxy Statement for the Company's 2000 Special Meeting. In addition to the responsibilities enumerated therein, the Audit Committee shall: (1) at least annually cause an audit to be made of the Company and its consolidated subsidiaries by auditors responsible only to the Committee and the Board; (2) examine the reports and consult with the outside audit firm employed by the Company or any of its subsidiaries; (3) report on a regular basis to the Board of Directors concerning all matters under its jurisdiction; and (4) coordinate its functions with the Compensation Committee, and any other committees , when necessary.

     The principal functions of the Company's Compensation Committee are: (1) to review the objectives, structure, cost and administration of the Company's major compensation and benefit policies and programs; (2) to review and make recommendations concerning remuneration arrangements for senior management, including the specific relationship of corporate performance to executive compensation; (3) to review the Company's performance versus the CEO's compensation and establish measures of the Company's performance upon which the CEO's compensation is based; and (4) to administer the Company's compensation, benefit and incentive plans.

     The Company does not have a Nominating Committee; the Board of Directors has nominated the directors to stand for election at the annual meeting. Each of the persons nominated presently serves as a director.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee (the "Committee") is appointed by the Board of Directors and operates pursuant to a written charter that was adopted by the Board on June 14, 2000. The Audit Committee Charter was attached as Exhibit A to the Proxy Statement for the Company's 2000 Special Meeting.

     The Committee reviews fees paid by the Company to its independent auditor. For the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company's Forms 10-Q for the second and third quarters of that year the Company paid the following fees to Cole & Reed, P.C.:


                   Financial Information Systems Design
Audit Fees                and Implementation Fees          All Other Fees
----------                -----------------------          --------------
 $36,000(A)                      $-0-                        $8,350(B)
_______________

(A) Includes $11,000 for services rendered in 2001 and $25,000 for services rendered in 2002.

(B) Includes $3,150 for tax and other consulting services and $5,200 for audit services related to the Company's 401(k) plan.

     In fulfilling its duties for the 2001 fiscal year, the Committee has done each of the following:

     o reviewed the Company's audited financial statements for 2001 and discussed the financial statements with the Company's management;

     o discussed with Cole & Reed, P.C. the matters required to be discussed with the auditor by the Auditing Standards Board Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU380) as may be modified or supplemented;

     o    received  written   disclosure  from  Cole  &  Reed,  P.C.  about  any
          relationships between Cole & Reed, P.C. and the Company which the auditor believes may affect its independence;

     o received a confirmation letter from Cole & Reed, P.C. that the auditor is independent of the Company; and

     o    discussed Cole & Reed, P.C.'s independence with the auditor.

     Based on the review and discussions above, the Committee recommended to the Board that the audited financial statements for 2001 be included in the Company's 10-K filed with the Securities and Exchange Commission.

     All of the members of the Audit Committee are independent under the definitions of the rules as defined in Rule 4200(a)(15) of the NASD's listing standards.

     The Committee has considered the services rendered by the Company's principal accountant for the most recent fiscal year as described above and has concluded that the provision of such services is compatible with maintaining the principal accountant's independence.

Ford C. Price, Chairman
Allan R. Hallock
Harlon E. Martin, Jr.


                               EXECUTIVE OFFICERS

     Certain information concerning the executive officers of the Company is set forth below:

     In addition to W. M. Beard, the Company's Chairman and Chief Executive Officer, and Herb Mee, Jr., the Company's President and Chief Financial Officer, the following are considered to be executive officers of the Company:

     Jack A. Martine, age 52, was elected as Controller, Chief Accounting Officer and Tax Manager of Beard in October 1996. Mr. Martine served as tax manager for Beard from June 1989 until October 1993 at which time he joined Sensor Oil & Gas, Inc. in a similar capacity. Mr. Martine is a certified public accountant. Sensor Oil & Gas, Inc. is not a parent, subsidiary, or other affiliate of Beard.

     Rebecca G. Witcher, age 42, has served as Corporate Secretary of the Company and Beard Oil since October 1993, and has served as Treasurer of such companies since July 1997.

     All executive officers serve at the pleasure of the Board of Directors.

Significant Employees

     Philip R. Jamison, age 63, has served as President of Beard Technologies, Inc. ("BTI") since August 1994. Mr. Jamison has been associated with the coal industry since 1960, working in various positions. From 1972 to 1977 he served as Vice President Operations for International Carbon and Minerals and as President and CEO of all its coal producing subsidiaries. From 1979 to 1988 he served as CEO of four small companies which were engaged in the production and sale of coal. From 1993 to 1995 he served as a consultant to Energy International, Inc. ("EI") in its development of BTI's patented mulled coal technology and installed and operated the process at an Alabama coal preparation plant in connection with EI's performance of a contract for the Department of Energy.

     Riza E. Murteza, age 72, has served as President and Chief Executive Officer of Beard Sino-American Resources Co., Inc. since November 1998. He was appointed Senior Advisor to the United Nations Development Project for China, residing in China for one year (1996-1997), assisting large Chinese enterprises move to a market economy. Prior to that he served as General Manager and Project Manager for two large projects in Indonesia and a large project in the Soviet Union for periods totaling nine years, and as a consultant to a number of other companies during the interim periods.

     Marc A. Messner, age 40, has served as President and Chief Executive Officer of starpay.com, l.l.c. and its predecessor since April 1999. He has also served as Vice President - Corporate Development of Beard since August 1998. Mr. Messner is the inventor of starpay's proprietary payment system technology. From 1993 to 1998 he served as President of Horizontal Drilling Technologies, Inc., a company he founded in 1993 which was acquired by Beard in 1996.

Section 16(a) Beneficial Ownership Reporting Compliance.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities (collectively "reporting persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Reporting persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of Forms 3, 4 and 5 furnished to the Company and information received from each reporting person which includes written representations that no reports were required during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its reporting persons were complied with.

Compensation of Executive Officers

     The table on the next page sets forth sets forth the compensation paid or accrued during each of the last three fiscal years by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers (hereafter referred to as the named executive officers), whose aggregate salary and bonus exceeded $100,000, for any of the fiscal years ended December 31, 2001, 2000 and 1999:


                           SUMMARY COMPENSATION TABLE
                                                                                Long Term
                                                                              Compensation
                                                             -----------------------------------------
                   Annual Compensation                        Awards           Payouts
-----------------------------------------------------         ------           -------
                                                            Securities
                                                            Underlying                        All Other
      Name and                                               Options/            LTIP          Compen-
      Principal              Salary (A)     Bonus (B)          SAR's           Payouts       sation (C)
      Position         Year     ($)            ($)             (#)               ($)             ($)
      --------         ----     ---            ---             ---               ---             ---
W. M. Beard            2001    66,000(D)          -0-(D)         -0-           68,400(D)       3,300(D)
Chairman & CEO         2000   118,250(D)          -0-(D)         -0-           16,100(D)       5,913(D)
                       1999   122,375(D)       2,300             -0-            9,625(D)       6,234(D)
Herb Mee, Jr.          2001   132,000             -0-(E)         -0-            1,400(E)       6,670(E)
President & CFO        2000   132,000             -0-(E)         -0-            1,350(E)       6,600(E)
                       1999   132,000          1,300             -0-               -0-         6,665
_______________

(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred pursuant to the Company's 401(k) Plan at the election of those officers. Amounts shown exclude cash compensation earned but deferred pursuant to the Company's Deferred Stock Compensation Plan. The Company has 350,000 shares available for issuance under the Plan; 252,000 were reserved for distribution under the Plan at March 31, 2002.

(B)  Bonus for length of service with Beard or Beard Oil.

(C)  Consists of the Company's contribution to the Company's 401(k) Plan.

(D) In 2001 Mr. Beard deferred one-half ($66,000) of his salary and all ($2,400) of his length of service bonus for the year; in 2000 he deferred one-half ($13,750) of his salary for 2-1/2 months and all ($2,350) of his length of service bonus for the year; in 1999 Mr. Beard deferred one-fourth ($9,625) of his salary for 3-1/2 months pursuant to the Company's Deferred Stock Compensation Plan.

(E) In 2001 Mr. Mee deferred all ($1,400) of his length of service bonus for the year; in 2000 he deferred all ($1,350) of his length of service bonus for the year pursuant to the Company's Deferred Stock Compensation Plan.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table provides information, with respect to the named executive officers, concerning the exercise of options during the Company's last fiscal year and unexercised options held as of the end of the last fiscal year:

                                                                   Number of
                                                                   Securities            Value of
                                                                   Underlying           Unexercised
                                                                  Unexercised          In-the-Money
                                                                   Options at           Options at
                                                                   FY-End (#)           FY-End ($)
                        Shares Acquired          Value            Exercisable/         Exercisable/
        Name            on Exercise (#)       Realized ($)       Unexercisable         Unexercisable
        ----            ---------------       ------------       -------------         -------------
W. M. Beard                   -0-                $ -0-             9,375/-0-             $-0-/-0-
Herb Mee, Jr.                 -0-                $ -0-            18,371/-0-             $-0-/-0-

Compensation of Directors

     Mr. Carr received compensation of $7,500 for services rendered during 2001 as a director of Beard. Messrs. Hallock, Martin and Price received $7,500, $8,000 and $8,000, respectively, of deferred fees under the Company's Deferred Stock Compensation Plan (the "Plan"). Under the Plan, the electing officers and directors can defer fees and compensation until termination of service or termination of the Plan, at which time the accounts will be settled by distribution of a number of shares of the Company's common stock equal to the number of Units credited under the Plan. A Unit is equal to the amount deferred divided by the fair market value of a share of common stock on the date of deferral. Currently, the non-management directors each receive $500 per month for their services, and also receive the following fees for directors' meetings which they attend: annual and 1-1/2 day meetings -- $750; regular meeting -- $500; telephone meeting -- $100 to $300 depending upon length of meeting. The non-management directors also receive a small year-end bonus depending upon their length of service as directors of Beard and Beard Oil. Accordingly, Messrs. Hallock, Martin, Price, and Carr received $650, $200, $650 and $350, respectively, in 2001. All of the directors except Mr. Carr deferred such bonuses pursuant to the Plan. Beard also provides life, health and accident insurance benefits for its non-management directors who are not otherwise covered and the value of these benefits is included in the above compensation amounts. Messrs. Hallock, Price, Martin and Carr received $4,478, $3,885, $202 and $180, respectively, of such compensation during the year. None of the directors received additional compensation in 2001 for their committee participation.

     The three eligible non-management directors (Messrs. Hallock, Martin and Price) were each granted 3,750(A) phantom stock units (the "Units") under the Company's 1994 Phantom Stock Units Plan on November 1, 1994. Mr. Carr was awarded 3,750(A) Units when he became eligible on February 22, 1995. All of these awards were based on an award price of $2.667(B) per share and vested over a five year period at the rate of 20% per year. Each participant has the option of receiving payment for his award: (i) as it vests; (ii) at the conclusion of the award period; or (iii) 50% as it vests, with the other 50% deferred to the conclusion of the award period. Payments are based upon appreciation in the market value of the Company's common stock during the appropriate time interval selected. Mr. Carr received a cash payment of $1,123 in 2000 for 750 Units which vested on February 22, 2000, and $1,987 in 1999 for 750 Units which vested on February 22, 1999. Messrs. Hallock and Price received $8,630 each in 2000 for 3,750 Units which vested on November 1, 1999.(A)
_______________

(A) All Units and per share prices have been adjusted to reflect the 3-for-4 reverse stock split effected in September 2000.

(B) The market value on November 1, 1994 was $2.50 per share; on February 22, 1995 it was $2.333 per share.(A)

Compensation Committee Interlocks and Insider Participation

     Michael E. Carr, who had been elected by the preferred shareholders to serve as their representative on the Board of Directors, was elected to serve as a member of the Compensation Committee on April 26, 1994. He served as Senior Vice President of Beard Oil from December 1986 until October 1993. Mr. Carr's resignation as a director was accepted by the Company on February 1, 2002. The sole remaining preferred shareholder has not, to date, elected to fill such vacancy.

                           RELATED PARTY TRANSACTIONS

     In April 2000, William M. Beard and Lu Beard, as trustees of the William M. Beard and Lu Beard 1988 Charitable Unitrust (the "Trustees") provided a $1,000,000 revolving line of credit to the Company. The original loan by the Trustees provided for a term of 15 months, 10% interest and was subject to the terms of a promissory note and a letter loan agreement of corresponding dates. The line of credit was increased to $1,500,000 in October 2000, and the maturity was extended to April 1, 2002. The credit line was increased to $1,750,000 in March 2001, to $2,000,000 in June 2001, to $2,250,000 in September 2001, and to
$2,500,000 in January 2002. The interest rate remains at 10% and the loan now matures on June 30, 2003. As of December 31, 2001, there was a principal balance of $2,242,781 outstanding on the line of credit. In addition, three affiliates of the Company's Chairman loaned $100,000 to the Company in 2001, also at 10% interest, under notes maturing on April 1, 2003.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors (the "Board") establishes the general compensation policies of the Company. The Committee meets once each year to establish specific compensation levels for the chairman/chief executive officer ("CEO") and the president/chief financial officer ("CFO") and to review the executive officers' compensation generally. (The compensation for executive officers other than the CEO and CFO is actually determined by the CEO and CFO).

     The Committee's goal in setting executive compensation is to motivate, reward and retain management talent who support the Company's goals of increasing shareholder value. This goal is to provide competitive levels of compensation that relate to the Company's long-term performance goals and objectives, reward outstanding corporate performance and recognize individual initiative and achievement. The Committee endeavors to achieve these objectives through a combination of base salary, cash bonuses and stock options.

     The Committee believes that the total compensation of its CEO, CFO and other executive officers should be tied to the Company's success in achieving long-term growth in earnings, cash flow and stock price per share. The Committee also believes that the total cash compensation of such officers should, to the extent possible, be similar to the total cash compensation of similarly situated executives of peer group public companies. To date neither the Company nor the Committee has been able to establish a peer group which they feel is comparable enough in size, financial structure and diversity of operations to establish a valid comparison.

     No executive officer's compensation for 2001 exceeded the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as amended, and the same result is anticipated for 2002. The Committee does not anticipate that any executive officer's compensation would approach the threshold level in the foreseeable future.

     Base Salaries. No salary increases have been granted to the Company's top two executive officers since September of 1990. Because of the poor financial results in 1999, 2000 and 2001, no changes in base salary are currently under consideration for any of the executive officers. The Chairman elected to defer one-half of his salary effective October 16, 2000.

     Cash Bonuses. All employees of the Company receive a small year-end bonus depending upon their length of service as employees of Beard or Beard Oil. Because of the overall financial results, no other cash bonuses have been paid to executive officers during the last three fiscal years. Both the Chairman and the President elected to defer all of their year-end bonuses for calendar years 2000 and 2001.

     Beard Group 401(k) Plan. One of the investment options available under the Company's 401(k) Plan (the "401(k) Plan") is the option for each participant to invest all or part of his investment account in Company common stock ("The Beard Company Stock Fund Investment Option"). Because the third party trustee of this portion of the 401(k) Plan was having difficulty purchasing sufficient shares of such stock in the open market, the 401(k) Plan was amended in September of 1995 to permit the trustee to purchase authorized shares of Beard common stock directly from the Company, and the Company reserved 112,500(A) shares of its authorized but unissued common stock for such purpose. The Committee felt that this step was extremely important because it enabled key management members to significantly increase their ownership in the Company, further aligning their interests with those of the shareholders. Since the amendment was approved, the trustee has purchased 66,225(A) shares from the Company, with more than 75% of such shares being purchased for the accounts of present executive officers of the Company. The trustee has not purchased any shares directly from the Company during the last four fiscal years.
________________

(A) Adjusted to reflect the 3-for-4 reverse stock split effected in September 2000.

     Stock Options. The Committee desires to reward long-term strategic management practices and enhancement of shareholder value through the award of stock options. The Committee believes that stock options encourage increased performance by the Company's key employees by providing incentive to employees to elevate the long-term value of the Company's common stock, thus aligning the interests of the Company's employees with the interests of its shareholders. Additionally, stock options build stock ownership and provide employees with a long-term focus. The Committee has not granted any stock options since April of 1997.

     The Committee and the Board have placed particular emphasis upon stock options in structuring the compensation package for senior management, in the belief that the interests of senior management and the Company's shareholders should be as closely aligned as possible.

CEO Compensation

     W. M. Beard has been Chairman and CEO of the Company and its predecessors since 1974. Mr. Beard's 2001 base salary was $132,000, and has not increased since 1990. He receives, along with all other Beard employees, a small year-end bonus based on length of service with Beard or Beard Oil. The 1994 stock option grant of 50,000 shares to Mr. Beard reflected the Committee's desire to provide significant incentives which link long-term executive compensation to long-term growth in equity for all shareholders, as described above. The award also reflected Mr. Beard's position and level of responsibility within the Company, the Committee's qualitative analysis of his performance in managing the Company, and the importance of the role he plays in determining the Company's strategic direction. Based on the Company's profitability, the granting of any additional stock options to Mr. Beard or other key management members was not considered by the Committee in 2001. A significant portion of the Company's outstanding options were exercised in 1998, including 75% of his outstanding option by Mr. Beard. The Committee may consider the awarding of additional options to key management members, including Mr. Beard, in 2002 and subsequent years. Any such grants will depend upon the Company's profitability, the outlook for its various businesses and the Committee's determination of the need to provide additional incentives to management.

                    COMPENSATION COMMITTEE
                              Allan R. Hallock, Chairman
                                      Harlon E. Martin, Jr.
                                                      Ford C. Price


                                STOCK PERFORMANCE

     The following performance graph compares The Beard Company's cumulative total stockholder return on its common stock against the cumulative total return of the NASDAQ Market Index and the SIC Code Index of the Bituminous Coal, Surface Mining Industry compiled by Media General Financial Services for the period from December 31, 1996 through December 31, 2001. The performance graph assumes that the value of the investment in The Beard Company stock and each index was $100 on December 31, 1996 and that any dividends were reinvested. The Beard Company has never paid dividends on its common stock.

                                      ------------- ------------- ------------- ------------- ------------- -----------
                                        December      December      December      December      December      December
                                          1996          1997          1998          1999          2000          2001
                                      ------------- ------------- ------------- ------------- ------------- -----------
The Beard Company                        100.00        182.61        113.04         65.22         12.17         24.35
Bituminous Coal, Surface Mining
        Industry Index                   100.00         81.47         50.51         36.06         68.81         78.99
NASDAQ Market Index                      100.00        122.32        172.52        304.29        191.25        152.46

     The Industry Index chosen consists of the following companies: American Southwest Holdings, Arch Coal, Inc., Consol Energy, Inc., Headwaters Inc., Peabody Energy Corp., Westmoreland Coal Co. and Yanzhou Coal Mining Co.


                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (Proposal No. 2)

     Cole & Reed, P.C., Independent Certified Public Accountants, were selected to be the independent auditors of the Company for 2001, and management recommends that they be selected to be the independent auditors of the Company for 2002. Although not formally required, stockholders' approval of such appointment is requested. To the knowledge of management, such accountants do not have any direct, or material indirect, financial interest in the Company and its subsidiaries, nor have they had any connection during the past three (3) years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Representatives of Cole & Reed, P.C., are expected to be present at the meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF COLE & REED, P.C.

     In the event the appointment of Cole & Reed, P.C. should not be approved by the stockholders, the Board of Directors will make another appointment, to be effective at the earliest feasible time.

                                  VOTE REQUIRED

     The holders of shares entitled to cast a majority of the votes, present in person or by proxy, constitute a quorum for the transaction of business at the meeting. The affirmative vote of holders of the Company's stock entitled to cast a majority of the votes represented at the annual meeting will be required for the approval of the appointment of Cole & Reed, P.C., as independent auditors of the Company for 2002. The election of directors shall be by a plurality of the vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     The office of the Company's Secretary appoints an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the annual meeting. Neither the corporate law of the State of Oklahoma, the state in which the Company is incorporated, nor the Company's Certificate of Incorporation or By-Laws have any specific provisions regarding the treatment of abstentions and broker non-votes. It is the Company's policy to count abstentions or broker non-votes for purposes of determining the presence of a quorum at the meeting; to treat abstentions as votes not cast but to treat them as shares represented at the meeting for determining results on actions requiring a majority vote; and to consider neither abstentions or broker non-votes in determining results of plurality votes.

                              STOCKHOLDER PROPOSALS

     The Board of Directors anticipates that next year's annual meeting will be held during the first week of June 2003. Any proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company not later than February 5, 2003 in order for the proposals to be included in the proxy statement and proxy card relating to such meeting. For any other proposal that a shareholder wishes to have considered at the 2003 annual meeting, the Company must receive written notice of such proposal not later than April 6, 2003. Proposals that are not received by this date will be considered untimely. In addition, proposals must comply with the Company's bylaws and the rules and regulations of the Securities and Exchange Commission. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals were received for inclusion in this Proxy Statement.

                                  OTHER MATTERS

     Management knows of no other matters to be brought before the Annual Meeting of Stockholders; however, if any additional matters are properly brought before the meeting, the persons named in the enclosed proxy will vote the proxies in their discretion in the manner they believe to be in the best interest of the Company.

     The accompanying form of proxy has been prepared at the direction of the Company, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies named herein have been designated by your Board of Directors.

     Management urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted according to the instructions of the shareholder; provided, however, if no specific instructions are given, the shares will be voted as recommended by the Board of Directors. A shareholder may revoke his or her proxy any time before it is voted at the meeting. A shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy at the meeting. Otherwise, a shareholder must advise the secretary of the Company in writing of revocation of his or her proxy.

                                         THE BEARD COMPANY
                                         By Order of the Board of Directors

                                         REBECCA G. WITCHER
                                         Rebecca G. Witcher
                                         Secretary

Oklahoma City, Oklahoma
May 17, 2002

PROXY

                                THE BEARD COMPANY
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR STOCKHOLDERS MEETING ON JUNE 20, 2002

     The undersigned stockholder of The Beard Company, an Oklahoma corporation, hereby appoints W. M. Beard and Herb Mee, Jr. or either of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of stock of The Beard Company owned by the undersigned in all matters coming before the 2002 Annual Meeting of Stockholders (or any adjournment thereof) of The Beard Company to be held in the Chapter Room of The Waterford Marriott Hotel, located at 6300 Waterford Boulevard, Oklahoma City, Oklahoma 73118, on Thursday, June 20, 2002 at 9:00 a.m. local time. The Board of Directors recommends a vote "FOR" the following matters, all as more specifically set forth in the Proxy Statement:

1.   Election of Directors.

        FOR the nominee listed below
        WITHHOLD AUTHORITY to vote for the nominee listed below:
          W. M. Beard - three year term expiring in 2005

2. Approval of Appointment of Cole & Reed, P.C. as independent certified public accountants for fiscal 2002.
        FOR             AGAINST                 ABSTAIN

3. In their discretion, the Proxies are authorized to vote with respect to any other matters that may come before the Meeting or any adjournment thereof, including matters incident to its conduct.

     I/WE RESERVE THE RIGHT TO REVOKE THE PROXY AT ANY TIME BEFORE THE EXERCISE THEREOF. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEM 2 AND "FOR"THE ELECTION OF THE DIRECTOR NOMINATED.


                  Dated____________________________________________, 2002

                    ______________________________________________________
                                         (Signature)
                    ______________________________________________________
                                 (Signature if held jointly)
                    Please sign exactly as your name appears on your stock certificate indicating your official position or representative capacity, if applicable; if shares are held jointly, each owner should sign. IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY BEFORE THE DATE OF THE ANNUAL MEETING IN THE ENCLOSED ENVELOPE.